Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contact:	David J. Smith
(877) 4-VENTAS

VENTAS REPORTS THIRD QUARTER NORMALIZED FFO OF $0.66 PER DILUTED SHARE

Ventas Increases 2009 Normalized FFO Per Diluted Share Guidance to $2.62 to $2.65

CHICAGO, IL (October 29, 2009) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that third quarter 2009 normalized Funds From Operations (“FFO”) increased 7.4 percent to $103.4 million, from $96.2 million for the comparable 2008 period. Normalized FFO per diluted common share was $0.66 in the third quarter of 2009, compared to $0.68 in the comparable 2008 period. Weighted average diluted shares outstanding in the third quarter of 2009 were 156.5 million, compared to 141.1 million in the comparable 2008 period.

“Ventas’s earnings and cash flow this quarter were excellent and benefited from our high-quality, diversified healthcare and seniors housing assets, which continue to perform very well,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “With low leverage and excess liquidity, we are perfectly positioned to invest when appropriate, and to deliver value to our constituents.

“We are also pleased to increase our 2009 normalized FFO per diluted share guidance,” Cafaro added.

Third quarter 2009 normalized FFO per share versus the comparable period in 2008 benefited from rental increases from the Company’s triple-net lease portfolio; higher Net Operating Income after management fees (“NOI”) at the Company’s medical office building (“MOB”) operating portfolio; lower interest expense; and lower general, administrative and professional fees, offset by lower NOI at the Company’s senior living operating portfolio and higher weighted average diluted shares outstanding.

Normalized FFO for the quarter ended September 30, 2009 excludes the net expense (totaling $5.1 million, or $0.03 per diluted share) from merger-related expenses and deal costs, principally in relation to the Company’s favorable verdict in its lawsuit against HCP, Inc. (“HCP”), for which a three-week trial was held during the quarter, offset by income tax benefit; and normalized FFO for the quarter ended September 30, 2008 excluded the net benefit (totaling $16.7 million, or $0.12 per diluted share) from income tax benefit and the reversal of a $23.3 million previously recorded contingent liability, offset by a $6.0 million valuation allowance on real estate mortgage loans receivable, merger-related expenses and deal costs and loss on extinguishment of debt.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the third quarter of 2009 decreased 13.0 percent to $98.3 million, from $113.0 million in the prior year. Third quarter 2009 NAREIT FFO per diluted common share decreased 21.3 percent to $0.63, from $0.80 a year earlier due primarily to the reversal of a $23.3 million previously recorded contingent liability, offset by a $6.0 million valuation allowance on real estate mortgage loans receivable recorded during the third quarter of 2008.

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Ventas Reports Third Quarter Results

October 29, 2009

Normalized FFO for the nine months ended September 30, 2009 was $304.2 million, or $2.01 per diluted common share, a 6.6 percent increase from $285.5 million, or $2.06 per diluted common share, for the comparable 2008 period. Normalized FFO for the nine months ended September 30, 2009 excludes the net expense (totaling $14.8 million, or $0.10 per diluted share) from merger-related expenses and deal costs and loss on extinguishment of debt, offset by income tax benefit; and normalized FFO for the nine months ended September 30, 2008 excluded the net benefit (totaling $29.3 million, or $0.21 per diluted share) from income taxes and the previously recorded contingent liability reversal, offset by the valuation allowance on real estate mortgage loans receivable and merger-related expenses and deal costs.

SUNRISE PORTFOLIO

Total Portfolio NOI Trending Toward High End of Guidance Range of $122-129 Million

The Company’s operating portfolio contains 79 seniors housing communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). Ventas owns 100 percent of 19 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 60 communities, in which Sunrise owns the noncontrolling interest.

NOI for these 79 communities was $33.4 million for the quarter ended September 30, 2009, compared to $35.2 million for the comparable 2008 period.

“We are very pleased that the results from our mansion-style, need-driven seniors housing portfolio managed by Sunrise are trending toward the high end of our NOI guidance range of $122 million to $129 million,” said Raymond J. Lewis, Ventas Executive Vice President and Chief Investment Officer. “We continue to support Sunrise management with its efforts to improve occupancy and maintain exceptional standards for our senior residents.”

Same-Store Stabilized Community Occupancy Improves Sequentially

For the 78 communities that were stabilized in the second and third quarters of 2009, average occupancy increased to 88.1 percent in the third quarter, versus 87.2 percent in the second quarter. NOI for these 78 communities was $33.0 million in the third quarter of 2009, compared to $33.7 million in the second quarter of 2009. The difference is attributable to 90 basis points of occupancy improvement, offset by higher expenses in the third quarter of 2009.

For the 76 Sunrise communities that were stabilized in the third quarters of both 2009 and 2008, total community NOI was $32.6 million in 2009, versus $34.9 million for the comparable 2008 period.

GAAP NET INCOME

Net income attributable to common stockholders for the quarter ended September 30, 2009 was $49.8 million, or $0.32 per diluted common share, after discontinued operations of $0.1 million, compared with net income attributable to common stockholders for the quarter ended September 30, 2008 of $63.8 million, or $0.45 per diluted common share, after discontinued operations of $1.6 million.

Net income attributable to common stockholders for the nine months ended September 30, 2009 was $212.4 million, or $1.40 per diluted common share, after discontinued operations of $71.4 million, compared with net income attributable to common stockholders for the nine months ended September 30, 2008 of $165.1 million, or $1.19 per diluted common share, after discontinued operations of $32.5 million.

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Ventas Reports Third Quarter Results

October 29, 2009

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Liquidity, Balance Sheet & Credit Ratings

•	In October 2009, Ventas closed $58.4 million of mortgage debt at a blended annual interest rate of 5.5 percent through government-sponsored enterprises.

•

At September 30, 2009, the Company had $9.7 million outstanding under its Revolving Credit Facilities; $853.0 million of undrawn availability; and $126.6 million of cash and short-term cash investments.

•

In October, the Company received indications from two financial institutions that they intend to commit $125 million of additional credit capacity under the Company’s Revolving Credit Facilities to mature in 2012. As a result, the Company’s Revolving Credit Facilities would expand to $965 million. The first portion of the Revolving Credit Facilities, maturing April 26, 2012, will contain $715 million of borrowing capacity and be priced at LIBOR plus 280 basis points. The second portion of the Revolving Credit Facilities, which matures on April 26, 2010, will contain $250 million of borrowing capacity and be priced at LIBOR plus 75 basis points. There can be no assurance that the Company will receive $125 million of additional credit capacity.

•	At October 28, 2009, the Company had $208.7 million of cash and short-term cash investments.

•	The Company’s debt to total capitalization at September 30, 2009 was approximately 30 percent. The Company’s net debt to pro forma EBITDA at quarter end was 4.2x.

•

As of October 28, 2009, the Company has $14.6 million in total debt maturities remaining in 2009 and $169.9 million in total debt maturities in 2010, excluding normal periodic principal amortization payments. Additional detail on the Company’s debt maturities can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

Investments and Dispositions

•

In August 2009, the Company completed the development and commenced operations of a 75,000 rentable square foot MOB in Parker, Colorado, on the campus of Parker Adventist Hospital. The building was over 80 percent leased at completion, and was delivered on time and on budget.

Portfolio

•

The 197 skilled nursing facilities and hospitals leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.1 times for the trailing twelve-month period ended June 30, 2009 (the latest date available).

Verdict Against HCP

•

On September 4, 2009, the jury unanimously rendered a verdict in favor of Ventas in its lawsuit against HCP, brought in the United States District Court for the Western District of Kentucky (the “Court”), for tortious interference with business expectation arising out of the Company’s acquisition of Sunrise Senior Living REIT (“Sunrise REIT”) in April 2007. The jury awarded the Company USD $101,672,807 in compensatory damages (100% of the damages the jury was instructed to consider),

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Ventas Reports Third Quarter Results

October 29, 2009

which represents the difference between the amount the Company would have paid had its Cdn $15 per unit agreement been approved by the Sunrise REIT unitholders and the amount the Company was required to pay to acquire Sunrise REIT, Cdn $16.50 per unit. The jury found that HCP employed “significantly wrongful means,” which includes conduct such as fraudulent misrepresentation, deceit and coercion, and “intended” to improperly interfere with the Company’s acquisition of Sunrise REIT. On September 8, 2009, the Court entered judgment on the jury’s verdict. Both HCP and Ventas have filed post-trial motions that are currently pending before the Court. HCP is required to post security during its post-trial motions and appeal, if any.

Additional Information

•

James L. Andrews recently joined Ventas as Vice President, Hospital Business Development. In this newly created position, Jim will lead the Company’s capital deployment efforts with not-for-profit and for-profit hospitals and health systems. Jim previously worked with not-for-profit healthcare systems at, among others, Goldman, Sachs & Co. and Financial Security Assurance (FSA).

•

Beginning in 2009, consistent with U.S. generally accepted accounting principles (“GAAP”), Ventas is recognizing additional non-cash interest expense in connection with the Company’s $230 million principal amount of 3 7/8% convertible senior notes due 2011. This non-cash interest expense will decrease 2009 FFO per diluted share by approximately $0.01 per share per quarter. As required by GAAP, this additional non-cash interest expense is reflected in the Company’s prior period results, which have been restated for comparability.

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

VENTAS INCREASES GUIDANCE FOR 2009 NORMALIZED FFO PER DILUTED SHARE TO $2.62 TO $2.65

Ventas currently expects its 2009 normalized FFO per diluted share to range between $2.62 and $2.65, improving its previously announced 2009 guidance of between $2.55 and $2.62 per diluted share. Normalized FFO per diluted share in 2008 was $2.71.

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related GAAP earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) merger-related costs and expenses that are not capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, (d) net proceeds, if any, the Company may receive from its lawsuit against HCP related to the acquisition of Sunrise REIT, (e) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early retirement or payment of the Company’s debt, (f) the non-cash effect of income tax benefits or expenses, (g) deal costs and expenses and earnout payments required by GAAP to be expensed rather than capitalized into asset cost, and (h) the reversal or incurrence of contingent liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

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Ventas Reports Third Quarter Results

October 29, 2009

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

THIRD QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The dial-in number for the conference call is (617) 614-3523. The participant passcode is “Ventas.” The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available today at approximately 12:00 p.m. Eastern Time and will be archived for one month.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 501 seniors housing and healthcare properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 243 seniors housing communities, 187 skilled nursing facilities, 40 hospitals, and 31 medical office buildings and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s operators, tenants, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2009; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and

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Ventas Reports Third Quarter Results

October 29, 2009

the ability of its operators, tenants, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of any financial, accounting, legal or regulatory issues that may affect the Company’s major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED FINANCIAL INFORMATION

On January 1, 2009, the Company adopted Financial Accounting Standards Board (“FASB”) guidance relating to convertible debt instruments that specifies that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. Additionally, on January 1, 2009, the Company adopted FASB guidance which changes the reporting for minority interests, which now must be characterized as noncontrolling interests and classified as a component of consolidated equity. The calculation of income and earnings per share continues to be based on income amounts attributable to the parent and is characterized as net income attributable to common stockholders. As required, all prior period amounts have been restated to reflect the adoption of this new guidance.

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Ventas Reports Third Quarter Results

October 29, 2009

CONSOLIDATED BALANCE SHEETS

As of September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008

(In thousands, except per share amounts)

	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008 *	September 30, 2008 *
Assets
Real estate investments:
Land	$557,123	$552,712	$554,286	$555,015	$567,474
Buildings and improvements	5,641,309	5,603,042	5,592,051	5,593,024	5,694,198
Construction in progress	8,611	18,319	21,176	12,591	9,533

	6,207,043	6,174,073	6,167,513	6,160,630	6,271,205
Accumulated depreciation	(1,126,516)	(1,075,293)	(1,036,617)	(987,691)	(951,523)

Net real estate property	5,080,527	5,098,780	5,130,896	5,172,939	5,319,682
Loans receivable, net	125,410	125,106	130,076	123,289	113,606

Net real estate investments	5,205,937	5,223,886	5,260,972	5,296,228	5,433,288
Cash and cash equivalents	70,889	46,523	95,806	176,812	115,923
Escrow deposits and restricted cash	96,477	94,470	38,275	55,866	43,841
Deferred financing costs, net	27,804	29,569	29,935	22,032	20,833
Notes receivable-related parties	—	—	—	—	1,769
Other	186,203	176,413	168,858	220,480	200,735

Total assets	$5,587,310	$5,570,861	$5,593,846	$5,771,418	$5,816,389

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$2,615,142	$2,616,304	$2,942,401	$3,136,998	$3,123,815
Deferred revenue	4,628	5,305	6,307	7,057	7,564
Accrued interest	35,481	16,952	42,121	21,931	46,255
Accounts payable and other accrued liabilities	175,125	164,659	161,775	168,198	152,666
Deferred income taxes	254,622	255,175	255,570	257,499	256,525

Total liabilities	3,084,998	3,058,395	3,408,174	3,591,683	3,586,825

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 156,605, 156,539, 143,453, 143,302 and 143,293 shares issued at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively	39,155	39,138	35,867	35,825	35,823
Capital in excess of par value	2,570,146	2,565,933	2,267,440	2,264,125	2,261,874
Accumulated other comprehensive income (loss)	15,080	(1,411)	(18,322)	(21,089)	4,835
Retained earnings (deficit)	(139,478)	(109,012)	(117,124)	(117,806)	(101,867)
Treasury stock, 0, 0, 2, 15 and 0 shares at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively	—	(5)	(53)	(457)	(2)

Total Ventas stockholders’ equity	2,484,903	2,494,643	2,167,808	2,160,598	2,200,663
Noncontrolling interest	17,409	17,823	17,864	19,137	28,901

Total equity	2,502,312	2,512,466	2,185,672	2,179,735	2,229,564

Total liabilities and equity	$5,587,310	$5,570,861	$5,593,846	$5,771,418	$5,816,389

*	Historical financial statements have been restated to reflect the adoption of FASB guidance relating to the accounting of convertible debt instruments and FASB guidance relating to minority interests (now characterized as noncontrolling interests).

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Ventas Reports Third Quarter Results

October 29, 2009

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2009 and 2008

(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008 *	2009	2008 *
Revenues:
Rental income	$126,002	$121,172	$374,084	$358,893
Resident fees and services	106,515	108,610	312,853	323,648
Income from loans and investments	3,214	3,426	9,828	5,373
Interest and other income	99	1,913	493	3,529

Total revenues	235,830	235,121	697,258	691,443

Expenses:
Interest	43,660	50,745	133,942	153,927
Depreciation and amortization	50,349	49,997	148,897	176,960
Property-level operating expenses	76,338	81,698	224,370	230,497
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,078 and $3,326 for the three months ended 2009 and 2008, respectively, and $9,215 and $7,816 for the nine months ended 2009 and 2008, respectively)	9,657	11,626	30,610	29,493
Foreign currency loss (gain)	32	(45)	31	(151)
Loss on extinguishment of debt	—	344	6,080	460
Merger-related expenses and deal costs	5,894	1,248	11,450	3,128

Total expenses	185,930	195,613	555,380	594,314

Income before reversal of contingent liability, income taxes, discontinued operations and noncontrolling interest	49,900	39,508	141,878	97,129
Reversal of contingent liability	—	23,328	—	23,328
Income tax benefit	410	415	1,352	14,165

Income from continuing operations	50,310	63,251	143,230	134,622
Discontinued operations	120	1,555	71,352	32,514

Net income	50,430	64,806	214,582	167,136
Net income attributable to noncontrolling interest, net of tax	625	1,040	2,168	2,063

Net income attributable to common stockholders	$49,805	$63,766	$212,414	$165,073

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.32	$0.44	$0.93	$0.96
Discontinued operations	0.00	0.01	0.47	0.23

Net income attributable to common stockholders	$0.32	$0.45	$1.40	$1.19

Diluted:
Income from continuing operations attributable to common stockholders	$0.32	$0.44	$0.93	$0.96
Discontinued operations	0.00	0.01	0.47	0.23

Net income attributable to common stockholders	$0.32	$0.45	$1.40	$1.19

Weighted average shares used in computing earnings per common share:
Basic	156,250	140,759	151,309	138,433
Diluted	156,516	141,141	151,439	138,859

Dividends declared per common share	$0.5125	$0.5125	$1.5375	$1.5375

*	Historical financial statements have been restated to reflect the adoption of FASB guidance relating to the accounting of convertible debt instruments and FASB guidance relating to minority interests (now characterized as noncontrolling interests).

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Ventas Reports Third Quarter Results

October 29, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2009 Quarters			2008 Quarters *
	Third	Second	First	Fourth	Third
Revenues:
Rental income	$126,002	$125,148	$122,934	$122,735	$121,172
Resident fees and services	106,515	103,399	102,939	105,609	108,610
Income from loans and investments	3,214	3,333	3,281	3,474	3,426
Interest and other income	99	108	286	697	1,913

Total revenues	235,830	231,988	229,440	232,515	235,121

Expenses:
Interest	43,660	44,171	46,111	50,622	50,745
Depreciation and amortization	50,349	48,847	49,701	54,003	49,997
Property-level operating expenses	76,338	72,564	75,468	76,447	81,698
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,078, $3,078, $3,059, $2,160, and $3,326, respectively)	9,657	10,355	10,598	11,158	11,626
Foreign currency loss (gain)	32	5	(6)	(11)	(45)
Loss (gain) on extinguishment of debt	—	5,975	105	(2,858)	344
Merger-related expenses and deal costs	5,894	3,502	2,054	1,332	1,248

Total expenses	185,930	185,419	184,031	190,693	195,613

Income before reversal of contingent liability, income taxes, discontinued operations and noncontrolling interest	49,900	46,569	45,409	41,822	39,508
Reversal of contingent liability	—	—	—	—	23,328
Income tax benefit	410	395	547	1,720	415

Income from continuing operations	50,310	46,964	45,956	43,542	63,251
Discontinued operations	120	42,219	29,013	14,609	1,555

Net income	50,430	89,183	74,969	58,151	64,806
Net income attributable to noncontrolling interest, net of tax	625	802	741	621	1,040

Net income attributable to common stockholders	$49,805	$88,381	$74,228	$57,530	$63,766

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.32	$0.30	$0.32	$0.30	$0.44
Discontinued operations	0.00	0.27	0.20	0.10	0.01

Net income attributable to common stockholders	$0.32	$0.57	$0.52	$0.40	$0.45

Diluted:
Income from continuing operations attributable to common stockholders	$0.32	$0.30	$0.32	$0.30	$0.44
Discontinued operations	0.00	0.27	0.20	0.10	0.01

Net income attributable to common stockholders	$0.32	$0.57	$0.52	$0.40	$0.45

Weighted average shares used in computing earnings per common share:
Basic	156,250	154,441	143,091	142,963	140,759
Diluted	156,516	154,510	143,145	143,047	141,141

Dividends declared per common share	$0.5125	$0.5125	$0.5125	$0.5125	$0.5125

*	Historical financial statements have been restated to reflect the adoption of FASB guidance relating to the accounting of convertible debt instruments and FASB guidance relating to minority interests (now characterized as noncontrolling interests).

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Ventas Reports Third Quarter Results

October 29, 2009

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2009 and 2008

(In thousands)

	2009	2008 *
Cash flows from operating activities:
Net income	$214,582	$167,136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	149,162	180,780
Amortization of deferred revenue and lease intangibles, net	(5,151)	(7,202)
Other amortization expenses	4,295	3,618
Stock-based compensation	9,215	7,816
Straight-lining of rental income	(8,961)	(11,215)
Loss (gain) on extinguishment of debt	6,080	(63)
Net gain on sale of real estate assets (including amounts in discontinued operations)	(67,011)	(25,869)
Income tax benefit	(1,352)	(14,165)
Reversal of contingent liability	—	(23,328)
Provision for loan losses	—	5,994
Other	87	704
Changes in operating assets and liabilities:
Increase in other assets	(4,277)	(1,294)
Increase in accrued interest	13,550	25,424
Increase (decrease) in other liabilities	12,978	(6,528)

Net cash provided by operating activities	323,197	301,808
Cash flows from investing activities:
Net investment in real estate property	(23,728)	(47,287)
Investment in loans receivable	(7,373)	(98,826)
Purchase of marketable debt securities	—	(63,680)
Proceeds from real estate disposals	96,561	58,379
Proceeds from loans receivable	7,908	122
Capital expenditures	(7,184)	(12,174)
Other	—	322

Net cash provided by (used in) investing activities	66,184	(163,144)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(291,456)	(172,216)
Proceeds from debt	304,202	10,359
Repayment of debt	(555,290)	(83,146)
Payment of deferred financing costs	(13,422)	(655)
Issuance of common stock, net	299,201	408,540
Cash distribution to common stockholders	(234,086)	(215,381)
Contributions from noncontrolling interest	635	—
Distributions to noncontrolling interest	(7,496)	(5,332)
Other	2,003	6,952

Net cash used in financing activities	(495,709)	(50,879)

Net (decrease) increase in cash and cash equivalents	(106,328)	87,785
Effect of foreign currency translation on cash and cash equivalents	405	(196)
Cash and cash equivalents at beginning of period	176,812	28,334

Cash and cash equivalents at end of period	$70,889	$115,923

*	Historical financial statements have been restated to reflect the adoption of FASB guidance relating to the accounting of convertible debt instruments and FASB guidance relating to minority interests (now characterized as noncontrolling interests).

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Ventas Reports Third Quarter Results

October 29, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2009 Quarters			2008 Quarters *
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$50,430	$89,183	$74,969	$58,151	$64,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	50,347	48,907	49,908	54,974	50,969
Amortization of deferred revenue and lease intangibles, net	(1,564)	(1,729)	(1,858)	(2,142)	(1,819)
Other amortization expenses	1,921	1,766	608	376	678
Stock-based compensation	3,078	3,078	3,059	2,160	3,326
Straight-lining of rental income	(2,971)	(3,052)	(2,938)	(3,437)	(3,786)
Loss (gain) on extinguishment of debt	—	5,922	158	(105)	28
Net gain on sale of real estate assets (including amounts in discontinued operations)	(120)	(39,020)	(27,871)	(13,157)	—
Income tax benefit	(410)	(395)	(547)	(1,720)	(415)
Reversal of contingent liability	—	—	—	—	(23,328)
Provision for loan losses	—	—	—	—	5,994
Other	99	(169)	157	(90)	(10)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(5,703)	(262)	1,688	(2,247)	(7,388)
Increase (decrease) in accrued interest	18,529	(25,169)	20,190	(24,324)	25,994
Increase (decrease) in other liabilities	14,419	2,526	(3,967)	9,660	12,997

Net cash provided by operating activities	128,055	81,586	113,556	78,099	128,046
Cash flows from investing activities:
Net investment in real estate property	(4,370)	(10,971)	(8,387)	(6,514)	(40,927)
Investment in loans receivable	—	—	(7,373)	(10,000)	—
Purchase of marketable debt securities	—	—	—	—	(18,900)
Proceeds from real estate disposals	1,188	—	95,373	45,804	—
Proceeds from loans receivable	207	6,051	1,650	13	(166)
Capital expenditures	(3,156)	(158)	(3,870)	(4,185)	(7,694)
Other	—	—	—	1,770	(18)

Net cash (used in) provided by investing activities	(6,131)	(5,078)	77,393	26,888	(67,705)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(1,528)	(202,882)	(87,046)	245,582	(88,800)
Proceeds from debt	3,087	291,914	9,201	129,903	4,005
Repayment of debt	(13,515)	(428,659)	(113,116)	(333,750)	(30,529)
Payment of deferred financing costs	—	(3,855)	(9,567)	(3,202)	34
Issuance of common stock, net	—	299,201	—	—	216,872
Cash distribution to common stockholders	(80,271)	(80,269)	(73,546)	(73,468)	(73,499)
Contributions from noncontrolling interest	329	306	—	—	—
Distributions to noncontrolling interest	(2,472)	(3,610)	(1,414)	(10,400)	(3,396)
Other	(3,454)	1,808	3,649	235	1,695

Net cash (used in) provided by financing activities	(97,824)	(126,046)	(271,839)	(45,100)	26,382

Net increase (decrease) in cash and cash equivalents	24,100	(49,538)	(80,890)	59,887	86,723
Effect of foreign currency translation on cash and cash equivalents	266	255	(116)	1,002	(68)
Cash and cash equivalents at beginning of period	46,523	95,806	176,812	115,923	29,268

Cash and cash equivalents at end of period	$70,889	$46,523	$95,806	$176,812	$115,923

*	Historical financial statements have been restated to reflect the adoption of FASB guidance relating to the accounting of convertible debt instruments and FASB guidance relating to minority interests (now characterized as noncontrolling interests).

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Ventas Reports Third Quarter Results

October 29, 2009

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2009 Quarters			2008 Quarters *
	Third	Second	First	Fourth	Third
Net income attributable to common stockholders	$49,805	$88,381	$74,228	$57,530	$63,766
Adjustments:
Depreciation and amortization on real estate assets	50,184	48,676	49,531	53,830	49,811
Depreciation on real estate assets related to noncontrolling interest	(1,580)	(1,496)	(1,620)	(1,582)	(1,590)
Discontinued operations:
Gain on sale of real estate assets	(120)	(39,020)	(27,871)	(13,157)	—
Depreciation and amortization on real estate assets	—	62	207	971	972

FFO	98,289	96,603	94,475	97,592	112,959
Merger-related expenses and deal costs	5,894	3,502	2,054	1,332	1,248
Reversal of contingent liability	—	—	—	—	(23,328)
Provision for loan losses	—	—	—	—	5,994
Income tax benefit	(797)	(936)	(937)	(2,059)	(982)
Loss (gain) on extinguishment of debt	—	5,975	105	(2,858)	344

Normalized FFO	103,386	105,144	95,697	94,007	96,235

Straight-lining of rental income	(2,971)	(3,052)	(2,938)	(3,437)	(3,786)
Routine capital expenditures	(2,058)	(632)	(1,144)	(3,660)	(2,512)

FAD	$98,357	$101,460	$91,615	$86,910	$89,937

Per diluted share (1):
Net income attributable to common stockholders	$0.32	$0.57	$0.52	$0.40	$0.45
Adjustments:
Depreciation and amortization on real estate assets	0.32	0.32	0.35	0.38	0.35
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	(0.00)	(0.25)	(0.19)	(0.09)	—
Depreciation and amortization on real estate assets	—	0.00	0.00	0.01	0.01

FFO	0.63	0.63	0.66	0.68	0.80
Merger-related expenses and deal costs	0.04	0.02	0.01	0.01	0.01
Reversal of contingent liability	—	—	—	—	(0.16)
Provision for loan losses	—	—	—	—	0.04
Income tax benefit	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Loss (gain) on extinguishment of debt	—	0.04	0.00	(0.02)	0.00

Normalized FFO	0.66	0.68	0.67	0.66	0.68

Straight-lining of rental income	(0.02)	(0.02)	(0.02)	(0.02)	(0.03)
Routine capital expenditures	(0.01)	(0.00)	(0.01)	(0.03)	(0.02)

FAD	$0.63	$0.66	$0.64	$0.61	$0.64

(1)	Per share amounts may not add due to rounding.

*	Historical financial statements have been restated to reflect the adoption of FASB guidance relating to the accounting of convertible debt instruments and FASB guidance relating to minority interests (now characterized as noncontrolling interests).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers

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Ventas Reports Third Quarter Results

October 29, 2009

FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

The Company’s normalized FFO excludes (a) gains and losses on the sales of assets, (b) merger-related costs and expenses that are not capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits, (e) deal costs and expenses and earnout payments required by GAAP to be expensed rather than capitalized into asset cost beginning in 2009, and (f) the reversal of contingent liabilities.

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Ventas Reports Third Quarter Results

October 29, 2009

Normalized FFO and FAD Guidance for the Year Ending December 31, 2009

The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2009:

	UPDATED GUIDANCE For the Year Ending December 31, 2009			PRIOR GUIDANCE For the Year Ending December 31, 2009
Net income attributable to common stockholders	$1.69	–	$1.71	$1.68	–	$1.74
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	0.82	–	0.82	0.77	–	0.77

FFO	2.51	–	2.53	2.45	–	2.51
Adjustments:
Income tax benefit/expense, gain/loss on extinguishment of debt and merger-related expenses and deal costs, net	0.11	–	0.12	0.10	–	0.11

Normalized FFO	2.62	–	2.65	2.55	–	2.62
Straight-lining of rental income and routine capital expenditures	(0.13)	–	(0.13)	(0.13)	–	(0.13)

FAD	$2.49	–	$2.52	$2.42	–	$2.49

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Ventas Reports Third Quarter Results

October 29, 2009

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2009, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the three months ended September 30, 2009	$50,511
Add back:
Pro forma interest (including discontinued operations)	43,762
Pro forma depreciation and amortization (including discontinued operations)	50,418
Stock-based compensation	3,078
Income tax benefit	(410)
Noncontrolling interest	639
Net gain on real estate disposals	(120)
Other taxes	193

Pro forma EBITDA	$148,071

Pro forma EBITDA annualized	$592,284

As of September 30, 2009:
Debt	$2,615,142
Cash	(134,056)

Net debt	$2,481,086

Net debt to pro forma EBITDA	4.2	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Third Quarter Results

October 29, 2009

Non-GAAP Financial Measures Reconciliation (In thousands, except per share amounts)

	For the Nine Months Ended September 30,
	2009	2008 *
Net income attributable to common stockholders	$212,414	$165,073
Adjustments:
Depreciation and amortization on real estate assets	148,391	176,410
Depreciation on real estate assets related to noncontrolling interest	(4,696)	(4,669)
Discontinued operations:
Gain on sale of real estate assets	(67,011)	(25,869)
Depreciation and amortization on real estate assets	269	3,820

FFO	289,367	314,765
Merger-related expenses and deal costs	11,450	3,128
Income tax benefit	(2,670)	(15,557)
Loss on extinguishment of debt	6,080	460
Reversal of contingent liability	—	(23,328)
Provision for loan losses	—	5,994

Normalized FFO	304,227	285,462

Straight-lining of rental income	(8,961)	(11,215)
Routine capital expenditures	(3,834)	(4,468)

FAD	$291,432	$269,779

Per diluted share (1):
Net income attributable to common stockholders	$1.40	$1.19
Adjustments:
Depreciation and amortization on real estate assets	0.98	1.27
Depreciation on real estate assets related to noncontrolling interest	(0.03)	(0.03)
Discontinued operations:
Gain on sale of real estate assets	(0.44)	(0.19)
Depreciation and amortization on real estate assets	0.00	0.03

FFO	1.91	2.27
Merger-related expenses and deal costs	0.08	0.02
Income tax benefit	(0.02)	(0.11)
Loss on extinguishment of debt	0.04	0.00
Reversal of contingent liability	—	(0.17)
Provision for loan losses	—	0.04

Normalized FFO	2.01	2.06

Straight-lining of rental income	(0.06)	(0.08)
Routine capital expenditures	(0.03)	(0.03)

FAD	$1.92	$1.94

(1)	Per share amounts may not add due to rounding.

*	Historical financial statements have been restated to reflect the adoption of FASB guidance relating to the accounting of convertible debt instruments and FASB guidance relating to minority interests (now characterized as noncontrolling interests).

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